RESTRICTED STOCK AGREEMENT

     THIS RESTRICTED STOCK AGREEMENT (the "Agreement") made effective as of the 8th day of October 1997 (the "Effective Date"), between La Quinta Inns Inc., a Texas corporation hereinafter referred to as the "Company," and William S. McCalmont, a consultant of the Company or a Subsidiary of the Company (Mr. McCalmont is hereinafter referred to as the "Restricted Stockholder," and the employer of Mr. McCalmont is hereinafter referred to as the "Company"):

     WHEREAS, the Company has established the Plan (as defined below); and

     WHEREAS, the Company wishes to carry out the Plan (the terms of which are hereby incorporated by reference and made a part of this Agreement); and

     WHEREAS, the Committee, appointed to administer the Plan, has determined that it would be to the advantage and best interest of the Company and its shareholders to award the Restricted Stock provided for herein to the Restricted Stockholder as an inducement to enter into or remain in the service of the Company or its Subsidiaries and as an incentive for increased efforts during such service, and has advised the Company thereof and instructed the undersigned officers to issue such Restricted Stock.

     NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

     Whenever the following terms are used in this Agreement they shall have the meaning specified below unless the context clearly indicates to the contrary. The masculine pronoun shall include the feminine and neuter, and the singular the plural, where the context so indicates. Capitalized terms which are not defined below shall have the meaning specified in the Plan.

Section 1.1 - Board

     "Board" shall mean the Board of Directors of the Company.

Section 1.2 - Change in Control

     A "Change in Control" shall be deemed to occur if:

     (a) any Person (as defined below) is or becomes the Beneficial Owner (as defined below), directly or indirectly, of securities of the Company representing forty percent (40%) or more of the combined voting power of the Company's then outstanding securities. For purposes of this Agreement, (A) the term "Person" is used as such term is used in Sections 13(d) and 14(d) of the Exchange Act; provided, however, that the term shall not include the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, and (B) the term "Beneficial Owner" shall have the meaning given to such term in Rule 13d-3 under the Exchange Act;

     (b) during any period of two (2) consecutive years (not including any period prior to the adoption of the Plan), individuals who at the beginning of such period constitute the Board, and any new director whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (?) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved (hereinafter referred to as "Continuing Directors"), cease for any reason to constitute at least a majority thereof;

     (c) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation (or other entity), other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; provided, however, that a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person acquires more than forty percent (40%) of the combined voting power of the Company's then outstanding securities shall not constitute a Change in Control; or

     (d) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

Section 1.3 - Code

     "Code" shall mean the Internal Revenue Code of 1986, as amended.



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


Section 1.4 - Committee

     "Committee" shall mean the Compensation and Stock Option Committee of the Board, or another Committee of the Board, appointed as provided in Section 9.1 of the Plan.


Section 1.5 - Company

     "Company" La Quinta Inns, Inc. a Texas corporation.

Section 1.6 - Director

     "Director" shall mean a member of the Board.

Section 1.7 - Disability

     "Disability" shall mean a permanent and total disability, as such term is defined in Section 22(e) of the Code.

Section 1.8 - Employee

     "Employee" shall mean any officer or other employee (as defined in accordance with Section 3401(c) of the Code) of the Company, or of any corporation which is a Subsidiary.

Section 1.9 - Exchange Act

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

Section 1.10 - Plan

     "Plan" shall mean The 1997 Equity Participation Plan of La Quinta Inns,
Inc.

Section 1.11 - Restricted Stock

     "Restricted Stock" shall mean Common Stock of the Company issued under this Agreement and subject to the Restrictions imposed hereunder.

Section 1.12 - Restrictions

     "Restrictions" shall mean the restrictions on sale or other transfer set forth in Section 4.2 and the exposure to forfeiture or repurchase set forth in
Section 3.1.


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


Section 1.13 - Retirement

     "Retirement" shall mean, with respect to an Employee, the time when the employer-employee relationship between the Restricted Stockholder and the Company or any Subsidiary is terminated by reason of the Restricted Stockholder having attained the age of sixty-five (65), or, with the advance consent of the Committee, such earlier age as the Committee, in its discretion, may provide.

Section 1.14 - Rule 16b-3

     "Rule 16b-3" shall mean that certain Rule 16b-3 under the Exchange Act, as such rule may be amended from time to time.

Section 1.15 - Secretary

     "Secretary" shall mean the Secretary of the Company.

Section 1.16 - Securities Act

     "Securities Act" shall mean the Securities Act of 1933, as amended.

Section 1.17 - Subsidiary

     "Subsidiary" shall mean any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one (1) of the other corporations in such chain.

Section 1.18 - Termination of Consultancy

     "Termination of Consultancy" shall mean the time when the engagement of the Restricted Stockholder as a consultant to the Company or a Subsidiary is terminated for any reason, with or without cause, including, but not by way of limitation, by resignation, discharge, death or retirement; but excluding terminations where there is a simultaneous commencement of employment with the Company or any Subsidiary. The Committee, in its absolute discretion, shall determine the effect of all matters and questions relating to Termination of Consultancy, including, but not by way of limitation, the question of whether a Termination of Consultancy resulted from a discharge for good cause, and all questions of whether particular leaves of absence constitute Termination of Consultancy. Notwithstanding any other provision of this Plan, the Company or any Subsidiary has an absolute and unrestricted right to terminate a consultant's service at any time for any reason whatsoever,



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

with or without cause, except to the extent expressly provided otherwise in writing.

Section 1.19 - Termination of Employment

     "Termination of Employment" shall mean the final day of active employment before or after the time when the employee-employer relationship between the Employee and the Company or any Subsidiary is terminated for any reason, with or without cause, including, but not by way of limitation, a termination by resignation, discharge, death, Disability or Retirement; but excluding (i) terminations where there is a simultaneous reemployment or continuing employment of the Employee by the Company or any Subsidiary, (ii) at the discretion of the Committee, terminations which result in a temporary severance of the employee-employer relationship, and (iii) at the discretion of the Committee, terminations which are followed by the simultaneous establishment of a consulting relationship by the Company or a Subsidiary with the former employee. The Committee, in its absolute discretion, shall determine the effect of all matters and questions relating to Termination of Employment, including, but not by way of limitation, the question of whether a Termination of Employment resulted from a discharge for good cause, and all questions of whether particular leaves of absence constitute Terminations of Employment. Notwithstanding any other provision of this Agreement or of the Plan, the Company or any Subsidiary has an absolute and unrestricted right to terminate the Employee's employment at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in writing.

                                   ARTICLE II

                          ISSUANCE OF RESTRICTED STOCK

Section 2.1 - Issuance of Restricted Stock

     As of the Effective Date, the Company irrevocably issues to the Restricted Stockholder 25,000 shares of its $.10 par value Common Stock upon the terms and conditions set forth in this Agreement.

Section 2.2 - Purchase Price

     The purchase price of the Restricted Stock shall be $.10 per share without commission or other charge, payable in cash or by check.


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


Section 2.3 - Adjustments in Restricted Stock

     The Committee shall make adjustments with respect to the Restricted Stock in accordance with the provisions of Section 10.3 of the Plan. Any such adjustment made by the Committee shall be final and binding upon the Restricted Stockholder, the Company and all other interested persons.

                                   ARTICLE III

                                  RESTRICTIONS

Section 3.1 - Repurchase of Restricted Stock

     Immediately upon a Termination of Consultancy or Termination of Employment, as applicable, for any reason, the Company shall have the right to repurchase from the Restricted Stockholder all shares of Restricted Stock then subject to Restrictions at a cash price per share equal to the price paid by the Restricted Stockholder for such Restricted Stock; provided, however, that provision may be made by the Committee in its sole and absolute discretion that no such right of repurchase shall exist in the event of a Termination of Consultancy or Termination of Employment, as applicable, without cause or following a Change in Control or because of the Restricted Stockholder's retirement, death, disability, or otherwise; and provided, further, that no such right of repurchase shall exist if the Restrictions lapse upon a Termination of Consultancy or Termination of Employment, as applicable, pursuant to Section 3.3(b). If no consideration was paid by the Restricted Stockholder pursuant to
Section 2.2 upon issuance of the Restricted Stock, immediately upon a Termination of Consultancy or Termination of Employment, as applicable, the Restricted Stockholder's rights in Restricted Stock then subject to Restrictions shall lapse; provided, however, that provision may be made by the Committee in its sole and absolute discretion that such rights shall not lapse in the event of a Termination of Consultancy or Termination of Employment, as applicable, without cause or following a Change in Control or because of the Restricted Stockholder's retirement, death or disability, or otherwise; and provided, further, that such rights shall not lapse if the Restrictions lapse upon a Termination of Consultancy or Termination of Employment, as applicable, pursuant to Section 3.3(b).

Section 3.2 - Legend

     Certificates representing shares of Restricted Stock issued pursuant to this Agreement shall, until all Restrictions lapse and new certificates are issued pursuant to Section 3.3, bear the following legend:

     "The  shares   represented   by  this   certificate   are  subject  to
     reacquisition by La Quinta Inns, Inc., and such shares may not be sold or otherwise transferred



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


     except pursuant to the provisions of the Restricted Stock Agreement by and between La Quinta Inns, Inc. and the registered owner of such shares."

Section 3.3 - Lapse of Restrictions

     (a) Subject to Sections 3.1, 3.3(b), 3.4 and 4.4, the Restrictions shall lapse in the following cumulative installments:

          (i) such Restrictions shall lapse with respect to one-fourth of the shares of Restricted Stock on the first anniversary of the date the Restricted Stock is granted;

          (ii) such Restrictions shall lapse with respect to one-fourth of the shares of Restricted Stock on the second anniversary of the date the Restricted Stock is granted;

          (iii) such Restrictions shall lapse with respect to one-fourth of the shares of Restricted Stock on the third anniversary of the date the Restricted Stock is granted; and

          (iv) such Restrictions shall lapse with respect to one-fourth of the shares of Restricted Stock on the fourth anniversary of the date the Restricted Stock is granted.

     (b) The Restrictions on the Restricted Stock shall lapse: (i) upon a Termination of Consultancy or Termination of Employment, as applicable, without cause; (ii) upon a Change in Control; or (iii) upon the Restricted Stockholder's Retirement, death or Disability.

     (c) Upon the lapse of the Restrictions, the Company shall cause new certificates with respect to such shares to be issued and delivered to the Restricted Stockholder or his legal representative, free from the legend provided for in Section 3.2 and any of the other Restrictions. Notwithstanding the foregoing, no such new certificate shall be delivered to the Restricted Stockholder or his legal representative unless and until the Restricted Stockholder or his legal representative shall have paid to the Company in cash the full amount of all federal and state withholding or other employment taxes applicable to the taxable income of the Restricted Stockholder resulting from the grant of Restricted Stock or the lapse of the Restrictions.


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

Section 3.4 - Acceleration of Lapse of Restrictions

     (a) In the event of a Change in Control, the restrictions on such Restricted Stock shall lapse immediately prior to the effective date of such event, notwithstanding that the Restrictions on such Restricted Stock may not yet have fully lapsed under Section 3.3; provided, however, that this acceleration of the lapse of the Restrictions shall not take place if the Restricted Stock has been repurchased or forfeited pursuant to Section 3.1 prior to said effective date.

     (b) The Committee may make such determinations and adopt such rules and conditions as it, in its absolute discretion, deems appropriate in connection with such acceleration of the lapse of the Restrictions, including, but not by way of limitation, provisions to ensure that any such acceleration shall be conditioned upon the consummation of the contemplated corporate transaction.

Section 3.5 - Restrictions On New Shares

     In the event that the outstanding shares of the Company's Common Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation pursuant to Change of Control, such new or additional or different shares or securities which are attributable to the Restricted Stockholder in his capacity as the owner of the Restricted Stock then subject to Restrictions, shall be considered to be Restricted Stock and shall be subject to all of the Restrictions unless such Restrictions lapse pursuant to Section 3.3 or Section 3.4.

Section 3.6 - Section 83(b)

     In the event the Restricted Stockholder makes an election under Section 83(b) of the Code or any other analogous state or local law, regulation or other provision with respect to the receipt of any share of Restricted Stock, the Restricted Stockholder covenants that he promptly will provide the Company with a copy of such election.

                                   ARTICLE IV

                                  MISCELLANEOUS

Section 4.1 - Administration

     The Committee shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. All actions taken and



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


all interpretations and determinations made by the Committee in good faith shall be final and binding upon the Restricted Stockholder, the Company and all other interested persons. No member of the Committee shall be personally liable for any action, determination, or interpretation made in good faith with respect to the Plan or the Restricted Stock. In its sole and absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan and this Agreement except with respect to matters which under Rule 16b-3 or Section 162(m) of the Code, or any regulations or rules issued thereunder, are required to be determined in the sole discretion of the Committee.

Section 4.2 - Restricted Stock Not Transferable

     Restricted Stock (including any shares received by holders thereof with respect to shares of Restricted Stock as a result of stock dividends, stock splits or any other form of recapitalization) shall be subject to the following Restrictions until such Restrictions lapse or expire pursuant to this Agreement: neither the Restricted Stock nor any interest or right therein or part thereof shall be liable for the debts, contracts, or engagements of the Restricted Stockholder or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy) and any attempted disposition thereof shall be null and void and of no effect; provided, however, that, subject to the Ownership Limit (as defined in the organizational documents of the Company), this Section 4.2 shall not prevent transfers by will or by the applicable laws of descent and distribution.

Section 4.3 - Conditions to Issuance of Stock Certificates

     Shares of Restricted Stock may be either previously authorized but unissued shares or issued shares which have then been reacquired by the Company. Such shares shall be fully paid and nonassessable. The Company shall not be required to issue or deliver any certificate or certificates for shares of stock pursuant to this Agreement prior to fulfillment of all of the following conditions:

          (a) The admission of such shares to listing on all stock exchanges on which such class of stock is then listed; and

          (b) The completion of any registration or other qualification of such shares under any state or federal law or under rulings or regulations of the Securities and Exchange Commission or of any other governmental regulatory body, which the Committee shall, in its absolute discretion, deem necessary or advisable; and


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


          (c) The obtaining of any approval or other clearance from any state or federal governmental agency which the Committee shall, in its absolute discretion, determine to be necessary or advisable; and

          (d) The lapse of such reasonable period of time as the Committee may from time to time establish for reasons of administrative convenience; and

          (e) The receipt by the Company of full payment for such shares, including payment of any applicable withholding tax.

Section 4.4 - Escrow

     The Secretary or such other escrow holder as the Committee may appoint shall retain physical custody of the certificates representing the Restricted Stock, including shares of Restricted Stock issued pursuant to Section 3.5, until all of the Restrictions expire or shall have been removed; provided, however, that in no event shall the Restricted Stockholder retain physical custody of any certificates representing Restricted Stock issued to him.

Section 4.5 - Notices

     Any notice to be given by the Restricted Stockholder under the terms of this Agreement shall be addressed to the Secretary of the Company or his office. Any notice to be given to the Restricted Stockholder shall be addressed to him at the address given beneath his signature hereto. By a notice given pursuant to this Section, either party may hereafter designate a different address for notices to be given to him. Any notice which is required to be given to the Restricted Stockholder shall, if the Restricted Stockholder is then deceased, be given to the Restricted Stockholder's personal representative if such representative has previously informed the Company of his status and address by written notice under this Section. Any notice shall be deemed duly given when enclosed in a properly sealed envelope or wrapper addressed as aforesaid, deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.

Section 4.6 - Rights as Stockholder

     Except as otherwise provided herein, upon the delivery of Restricted Stock to the escrow holder pursuant to Section 4.4; the Restricted Stockholder shall have all the rights of a stockholder with respect to the Restricted Stock, subject to the Restrictions and this Agreement, including the right to vote the Restricted Stock and the right to receive all dividends or other distributions paid or made with respect to the Restricted Stock; provided, however, that any shares received by the Restricted Stockholder with respect to shares of Restricted Stock that is then subject to the Restrictions as a result of stock dividends, stock



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


splits or any other form of recapitalization shall also be subject to the Restrictions until the Restrictions on the underlying shares of Restricted Stock lapse pursuant to Section 3.3 or 3.4.

Section 4.7 - Titles

     Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

Section 4.8 - Stockholder Approval

     The Plan was approved by the Company's stockholders within twelve (12) months after the date the Plan was initially adopted by the Board. The Company shall take such actions as may be necessary to satisfy the requirements of Rule 16b-3(b).

Section 4.9 - Construction

     This Agreement shall be administered, interpreted and enforced under the internal laws of the state of Texas without regard to conflicts of law thereof.

Section 4.10 - Conformity to Securities Laws

     The Restricted Stockholder acknowledges that the Plan and this Agreement are intended to conform to the extent necessary with all provisions of all applicable federal and state laws, rules and regulations (including, but not limited to the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, including without limitation the applicable exemptive conditions of Rule 16b-3) and to such approvals by any listing, regulatory or other governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Restricted Stock is granted, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan, this Agreement and the Restricted Stock shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

Section 4.11 - Amendments

     This Agreement and the Plan may be amended without the consent of the Restricted Stockholder provided that such amendment would not impair any rights of the Restricted Stockholder under this Agreement. No amendment of this Agreement shall, without the consent of the Restricted Stockholder, impair any rights of the Restricted Stockholder under this Agreement.


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



     IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto.


                                      LA QUINTA INNS, INC.


                                      By ___________________________


_____________________________
    William S. McCalmont

_____________________________

_____________________________
         Address

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